www.bankrate.com

FOR IMMEDIATE RELEASE

Bankrate To Acquire Three Websites
Second Quarter 2006 Earnings Conference Call Scheduled for August 2, 2006 at 11:00 a.m. Eastern Time

New York, NY - August 2, 2006 - Bankrate, Inc. (NASDAQ: RATE) announced today it has signed an agreement for the acquisition of three Websites owned and operated by East West Mortgage, Inc. for $4.4 million in cash. The Internet sites to be purchased by Bankrate include: Mortgage-calc.com, Mortgagecalc.com and Mortgagemath.com. The transaction is subject to the approval of Bankrate’s Board of Directors and is expected to close within a week.

“We intend to leverage the consumer traffic generated by these Websites into the Bankrate.com offering within the next week,” said Thomas R. Evans, president and CEO of Bankrate, Inc. “We anticipate that the organic traffic from these sites will help fuel our display and hyperlink ad sales and will be accretive in the near term,” Mr. Evans, added.

August 2, 2006 at 11:00 AM Eastern Time Conference Call Interactive Dial-In and Webcast Information:

The Company plans to hold a conference call this morning, August 2, 2006 at 11:00 a.m Eastern Time, to disucss the Company’s Second Quarter 2006 results. To participate in the teleconference please call: 800-510-9836 Passcode: 41330562. International participants may dial: 617-614-3670 Passcode: 41330562. Please access at least 10 minutes prior to the time the conference is set to begin.

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About Bankrate, Inc.

Bankrate, Inc. (Nasdaq: RATE) ("Bankrate") owns and operates Bankrate.com, a leading Internet consumer banking marketplace. Bankrate.com is a destination site of personal finance channels, including banking, investing, taxes, debt management and college finance. Bankrate is the leading aggregator of more than 300 financial products, including mortgages, credit cards, new and used auto loans, money market accounts and CDs, checking and ATM fees, home equity loans and online banking fees. Bankrate reviews more than 4,800 financial institutions in 575 markets in 50 states. In 2005, Bankrate.com had over 46 million unique visitors. Bankrate provides financial applications and information to a network of more than 75 partners, including Yahoo! (Nasdaq: YHOO), America Online (NYSE: TWX), The Wall Street Journal (NYSE: DJ) and The New York Times (NYSE: NYT). Bankrate's information is also distributed through more than 400 national and state publications. In addition to Bankrate.com, Bankrate also owns and operates FastFind, an internet lead aggregator and Mortgage Market Information Services, Inc. and Interest.com, Inc., each of which publishes mortgage guides and financial rates and information.

Certain matters included in the discussion above may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team. Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, and profitability. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: our success depends on Internet advertising revenue, interest rate volatility, establishing and maintaining distribution arrangements, and increased acceptance of the Internet by consumers as a medium for obtaining financial product information; changes in, or interpretations of, accounting rules and regulations, such as expensing of stock options, could result in unfavorable accounting charges; changes in, or interpretations of, tax rules and regulations may adversely impact our effective tax rate; we use barter transactions which do not generate cash; our markets are highly competitive; our Web site may encounter technical problems and service interruptions; we rely on the protection of our intellectual property; we may face liability for information on our Web site; future government regulation of the Internet is uncertain and subject to change; we may be limited or restricted in the way we establish and maintain our online relationships by laws generally applicable to our business; our ownership is heavily concentrated; our success may depend on management and key employees; we may encounter difficulties with future acquisitions; our results of operations may fluctuate significantly; our stock price may be particularly volatile because of the industry we are in; and, if our common stock price drops significantly, we may be delisted from the Nasdaq National Market, which could eliminate the trading market for our common stock. These and additional important factors to be considered are set forth under "Item 1. Business - Risk Factors,'' "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations'' and in the other sections of our Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

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For more information contact:
Bruce J. Zanca
SVP, Chief Marketing and Communications Officer
bzanca@bankrate.com
(917) 368-8648